AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 6, 2025

REGISTRATION NO. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AGRIFORCE GROWING SYSTEMS LTD.

(Exact name of registrant as specified in its charter)

British Columbia

(State or other jurisdiction of incorporation or organization)

Not applicable.

I.R.S. Employer Identification Number

3420

(Primary Standard Industrial Classification Code Number)

Vancouver, BC, Canada	V5Z 1C6
(Address of principal executive offices)	(Zip Code)

(604) 757-0952

(Telephone Number)

Jolie Kahn, Esq.

430 Park Avenue, 19th floor

New York, NY 10022

(516) 217-6379

(Address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Jolie Kahn, Esq.

430 Park Avenue, 19th floor

New York, NY 10022

Phone: (516) 217-6379

Fax: (866) 705-3071

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plants, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission (the “Commission”), acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	FEBRUARY 6, 2025

AGRIFORCE GROWING SYSTEMS, LTD.

Common Stock

This prospectus related to the offer and sale from time to time of up to 9,698,474 shares of common stock of AgriFORCE Growing Systems, Ltd. by the selling stockholders identified in this prospectus. The number of shares offered for sale by the selling stockholders consists of up to 9,698,474 shares of our common stock. We are not selling any shares of our common stock in this offering and we will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders. The selling stockholders will receive all of the proceeds from any sales of the shares of our common stock offered hereby. However, we will incur expenses in connection with the registration of the shares of our common stock offered hereby. The selling stockholders may sell these shares through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. The timing and amount of any sale are within the sole discretion of the selling stockholders. The selling stockholders and any underwriters, dealers or agents that participate in distribution of the securities may be deemed to be underwriters, and any profit on sale of the securities by them and any discounts, commissions or concessions received by any underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act. There can be no assurances that the selling stockholders will sell any or all of the securities offered under this prospectus. For further information regarding the possible methods by which the shares may be distributed, see the section titled “Plan of Distribution” beginning on page 33 of this prospectus.

Our common stock is listed on the Nasdaq Capital Market under the symbol “AGRI”. On February 5, 2025, the last reported sale price of our common stock on the Nasdaq Capital Market was $2.04 per share.

You should read this prospectus, together with additional information described under the heading “Where You Can Find More Information,” carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2025.

We have not, and the selling stockholders have not, authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or in any free writing prospectus we have prepared and filed with the SEC. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under the circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of our common stock. For investors outside of the United States: Neither we nor the selling stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside of the United States.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

For investors outside the United States: Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management’s estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

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SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you should consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a component.

The terms “AgriFORCE™,” the “Company,” “we,” “our” or “us” in this prospectus refer to AgriFORCE Growing Systems, Ltd. and its wholly-owned subsidiaries, unless the context suggests otherwise.

RESALE PROSPECTUS

The shares of common stock being offered by the selling stockholders are those issuable upon conversion of the Debentures and exercise of the Warrants, see below. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. The Company shall receive no proceeds from this offering.

OUR BUSINESS

Overview

AgriFORCE™ was incorporated as a private company by Articles of Incorporation issued pursuant to the provisions of the Business Corporations Act (British Columbia) on December 22, 2017. The Company’s registered and records office address is at 800 – 525 West 8th Avenue, Vancouver, BC, Canada, V5Z 1C6.

Our Business

AgriFORCE™ is an “Ag-Tech” company with a primary focus to developing and utilizing our intellectual property assets for improvements dedicated to the agricultural industry. We believe that this goal is best achieved by using our proprietary IP for solutions in the agricultural industry as well as seeking development of new IP to both enhance the technology which we already retain in house as well as development of new technologies which can increase our footprint in the Ag-Tech space with expansion into other areas which have ESG ramifications.

Most recently, the Company has entered into the sustainable Bitcoin mining industry and has completed two acquisitions since late November 2024 pursuant to which the Company now owns and operates three Bitcoin mining facilities, one in Alberta, Canada and two in Ohio, for a total of 1120 BITMAIN Antminer S19j units.

Our AgriFORCE™ Brands division is focused on the development and commercialization of plant-based ingredients and products that deliver more nutritious food. We will market and commercialize ingredient supplies, like our Awakened Flour™ and Awakened Grains ™.

The AgriFORCE™ Solutions division is dedicated to transforming modern agriculture through our controlled environment agriculture (“CEA”) equipment, including our FORCEGH+™” solution. We are continuing to modify our business plan to accommodate artificial intelligence and blockchain in the development and implementation of FinTech systems to commercial farmers, and advancing on the commercialization of our Hydroxyl clean room systems to greatly reduce the spread of pathogens, mold and disease at processing facilities worldwide.

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AgriFORCE™ Brands

UN(THINK)™ Foods

The Company purchased Intellectual Property (“IP”) from Manna Nutritional Group, LLC (“Manna”), a privately held firm based in Boise, Idaho on September 10, 2021. The IP encompasses a granted patent to naturally process and convert grain, pulses and root vegetables, resulting in low-starch, low-sugar, high-protein, fiber-rich baking flour as well as produces a natural sweetener juice. The core process is covered under Patent Nr. 11,540,538 in the U.S. and key international markets. The all-natural process is designed to unlock nutritional properties, flavors, and other qualities in a range of modern, ancient and heritage grains, pulses and root vegetables to create specialized all-natural baking and all-purpose flours, sweeteners, juices, naturally sweet cereals and other valuation products, providing numerous opportunities for dietary nutritional, performance and culinary applications.

During the year ended December 31, 2023, the Company has achieved milestones towards the commercialization of our UN(THINK) Awakened Flour™ flour, the Company’s first line of products to utilize the IP. Management has defined and tested its quality controls and safety protocols for production, and produced several multi-ton batches of germinated grains, refining and scaling production processes with our partners in Canada. We are also in the process of qualifying partners in the US to establish additional production hubs – at no additional CAPEX - which will support growth and reduce logistics costs for customers in the region. Additionally, we have established our supply chain logistics with a contracted shipping company and two warehouses in Canada and the US. Our commercial team made progress in defining pricing and is starting to approach US and Canadian Bakeries and Baked Goods Companies who are now testing our new flours for integration into their manufacturing operations and innovation pipeline. Online sales logistics and advertising materials were developed during the period to support the establishment of the direct-to-consumer sales channel which will be started once the Business to Business channel sales will ramp up. Lastly, the Company has developed an extensive number of recipes for the application of Awakened Flour™ product line for both customers and consumers.

The Company is developing several finished product prototypes including a line of pancake mixes, which are ready for consumer testing.

Wheat and Flour Market

Modern diet is believed to be a contributor to health risks such as heart disease, cancer, diabetes and obesity, due in part to the consumption of highly processed foods that are low in natural fiber, protein and nutrition; and extremely high in simple starch, sugar and calories. These “empty carbs” produce glycemic swings that may cause overeating by triggering cravings for food high in sugar, salt and starch. As an example, conventional baking flour is low in natural fiber (~ 2-3%), low-to-average in protein (~ 9%), and very high in starch (~ 75%)(4). Apart from dietary fiber, whole flour is only marginally better in terms of these macronutrients (5).

(4) Based on protein, fiber, and starch content results from a nationally certified independent laboratory, as compared to standard all-purpose flour.

(5) https://www.soupersage.com/compare-nutrition/flour-vs-whole-wheat-flour

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In contrast, foods high in fiber help to satiate hunger, suppress cravings and raise metabolism(6). They also assist in weight loss, lower cholesterol, and may reduce the risk of cancer, heart disease and diabetes(7).

Advantages of the UN(THINK)™ Foods IP

Our Controlled Enzymatic Reaction & Endothermic Saccharification with Managed Natural Germination (“CERES-MNG”) patented process allows for the development and manufacturing of all-natural flours that are significantly higher in fibers, nutrients and proteins and significantly lower in carbohydrates and calories than standard baking flour.

CERES-MNG baking flour produced from soft white wheat has 40 times more fiber, three (3) times more protein and 75% less net carbohydrates than regular all- purpose flour(8).

Source: Independent analysis by Eurofins Food Chemistry Testing Madison, Inc, February 2022

The CERES-MNG patent will help develop new flours and products from modern, ancient and heritage grains, seeds, legumes and tubers/root vegetables.

(6) https://my.clevelandclinic.org/health/articles/14400-improving-your-health-with-fiber

(7)                https://www.health.harvard.edu/blog/fiber-full-eating-for-better-health-and-lower-cholesterol-2019062416819

(8) Based on protein, fiber, and starch content results from a nationally certified independent laboratory, as compared to standard all-purpose flour.

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Products that AgriFORCE™ intends to develop for commercialization from the CERES-MNG patented process under the UN(THINK)™ foods brand:

-	High protein, high fiber, low carb modern, heritage and ancient grain flours (for use in breads, baked goods, doughs, pastry, snacks, and pasta)
-	Protein flours and protein additives
-	High protein, high fiber, low carb cereals and snacks
-	High protein, high fiber, low carb oat based dairy alternatives
-	Better tasting, cleaner label, high protein, high fiber, low carb nutrition bars
-	High protein, high fiber, low carb nutrition juices
-	Sweeteners – liquid and granulated
-	High protein, high fiber, low carb pet foods and snacks

We intend to commercialize these products behind three (2) main sales channels:

-	Branded ingredients (B2B)
-	Consumer branded products (B2B and B2C)

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To produce the UN(THINK)™ power wheat flour, we are using our patented process to develop a new germinated whole grain wheat flour, which we have qualified and made available for sale through November 2023 in Canada and the USA, under the UN(THINK)™ Awakened Flour™ brand. This new Awakened Grains™ flour – available in 3 types: hard white wheat and hard red wheat for breads and soft white wheat for bakery and pastries – will provide enhanced nutrition with over five times more fiber, up to two times more protein and 23% less net carbs versus conventional all-purpose flour (source: Eurofins Food Chemistry Madison, Inc, December 2022).

GROWTH PLAN

AgriFORCE™’s organic growth plan is to actively establish and deploy the commercialization of products in four distinct phases:

PHASE 1 (COMPLETED):

●	Product and process testing and validation. (completed)
●	Filing of US and international patents. (completed)
●	Creation of the UN(THINK)™ foods brand. (completed)
●	Qualification and operational and commercial set up of the Awakened Grains™ line of products. (completed)

PHASE 2:

●	Launch of the UN(THINK)™ Awakened Flour™ lightly germinated flour range of products in business to business (“B2B”) channel. (completed)
●	Develop range of finished products behind the wheat grain flours, qualify patented process for pulse/legume, and rice-based protein flours
●	Drive business as ingredients for bakery, snack and plant-based protein products manufacturers.
●	Develop relationships with universities, nonprofit organizations and civic organizations focused on health in underserved communities to research impact of patented flour on nutrition.

PHASE 3:

●	Develop range of finished products behind the wheat grain flours, qualify patented process for pulse/legume, and rice-based protein flours.
●	Drive business as ingredients for bakery, snack and plant-based protein products manufacturers.
●	Develop manufacturing base through partnerships and licensing.

PHASE 4:

●	Expand product range in US/Canada.
●	Expand business to other geographies internationally.

AgriFORCE Solutions

Understanding Our Approach –Bringing Cutting Edge Technology to Enhance and Modernize Agriculture

Traditional farming includes three fundamental approaches: outdoor, greenhouse and indoor. We are taking modern technologies such as artificial intelligence (“AI”) and blockchain–based advances to bring what is traditionally a low technology industry into the 21st century. This approach means that we are able to reach into areas not readily available to agricultural businesses in the past, such as advanced Fintech to enhance financing capabilities for these businesses and more readily provide advanced intelligence for farmers. These technologies can also be applied to worldwide sourcing and matching food producers to consumers in an efficient manner.

Our intellectual property combines a patented uniquely engineered facility design and automated growing system to solve excessive water loss and high energy consumption, two problems plaguing nearly all controlled environment agriculture systems. FORCEGH+ delivers a patented clean, sealed, self-contained micro-environment that maximizes natural sunlight and offers supplemental LED lighting. It limits human intervention and is designed to provide superior quality control through AI optical technology. It was also created to drastically reduce environmental impact, substantially decrease utility demands, conserving water, while delivering customers daily harvests and higher crop yields.

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The Ag-Tech sector is severely underserved by the capital markets, and we see an opportunity to acquire global companies who have provided solutions to the industry and are leading innovation moving forward. The robustness of our engagement with potential targets has confirmed our belief and desire to be part of a larger integrated Ag-Tech solutions provider, where each separate element of the business has its existing legacy business and can leverage across areas of expertise to expand their business footprint.

The Company intends to continue development and license its technology to existing farmers in the plant based pharmaceutical, nutraceutical, and high value crop markets using its unique patented facility design and hydroponics based automated growing system that enable farmers to effectively grow crops in a sealed controlled environment (“FORCEGH+™”). The Company has designed FORCEGH+™ facilities to produce crops in virtually any environmental condition and to optimize crop yields to as near their full genetic potential possible while substantially eliminating the need for the use of pesticides, fungicides and/or irradiation. The Company continues to develop its solution for fruits and vegetables focusing on the integration of its current structure with a new form of vertical grow technology.

BUSINESS PLAN

The Company will launch a full line up of Hydroxyl Devices and start commercializing the Hydroxyl Devises into international markets including various industries. The Company will identify and establish exclusive distribution agreement for the EMEA region as well Expand Distribution Network into Latin America and Asia. The Company will also advance on the commercialization of our Hydroxyl clean room systems to greatly reduce the spread of pathogens, mold and disease at processing facilities worldwide.

The Company is exploring opportunities to utilize its patented FORCEGH+™ structure and its related technologies in joint ventures and licensing. The Company is also studying the utilization of FORCEGH+ technologies in arctic, tropical and desert environments. The Company intends to continue development of and license of its technology to existing farmers in the plant based pharmaceutical, nutraceutical, and high value crop markets using its unique patented facility design and hydroponics based automated growing system that enable farmers to effectively grow crops in a sealed controlled environment (“FORCEGH+™”).

The Company also looks to expand its efforts into development of blockchain solutions and the implementation of these solutions into FinTech systems to allow quicker and less costly transactions between commercial farmers.

The Company is exploring opportunities to utilize its patented FORCEGH+™ structure and its related technologies in joint ventures and licensing. The Company is also studying the utilization of FORCEGH+ technologies in arctic, tropical and desert environments and artificial intelligence and blockchain in the development and implementation of FinTech systems to commercial farmers, and advancing on the commercialization of our Hydroxyl clean room systems to greatly reduce the spread of pathogens, mold and disease at processing facilities worldwide.

The AgriFORCE Clean Solutions

The Company’s Solutions division is charged with the commercialization of our FORCEGH+ technology and our RCS clean room systems. The Company has also begun to advance its initiative to integrate blockchain in the development and implementation of FinTech systems for commercial farmers.

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We have a worldwide license to commercialize the proprietary hydroxyl generating devices of Radical Clean Solutions, Inc. (“RCS”) for the CEA and food manufacturing industries. The RCS technology is a product line consisting of patent-pending “smart hydroxyl generation systems” focused on numerous industry verticals that is proven to eliminate 99.99+% of all major pathogens, virus, mold, volatile organic compounds (VOCs) and allergy triggers(8).

The Company generated its first revenue from the sale of RCS devices in late 2023. During 2023, the Company signed an exclusive distribution agreement with a leading distributor of air conditioning and heating solutions in Mexico for the representation and sale of the AgriFORCE/RCS hydroxyl generating devices for greenhouses and food manufacturing facilities for the territory of Mexico. The first products were delivered in October 2023 pursuant to purchase orders for the products.

The Company will continue to expand sales into Mexico through its distributor, Commercializadora DESICO. Based on its sale into the poultry industry in Mexico, the Company is expanding its distribution of its Clean System solutions into other Latin American markets and the United States.

(8) BCI Labs, Gainesville Florida, February 2022; and various institutional studies.

BUSINESS PLAN

2025

●	Expand Distribution Network into Latin America, Europe and Asia.

Sustainable Bitcoin Mining

As of the fourth quarter of 2024, the Company has entered into the sustainable Bitcoin mining industry and has completed two acquisitions since late November 2024 pursuant to which the Company now owns and operates three Bitcoin mining facilities, one in Alberta, Canada and two in Ohio, for a total of 1120 BITMAIN Antminer S19j units. The facility is powered by sustainable energy, advancing AgriFORCE’s mission to integrate innovative technologies that promote environmental stewardship while generating significant financial returns. The Company is proud to announce the launch of sustainable agricultural operations at its newly acquired Bitcoin mining facility in Sturgeon County, Alberta, Canada. By harnessing the excess heat and carbon emissions from Bitcoin mining, AgriFORCE is pioneering a novel approach to promote agricultural productivity while reducing environmental impact.

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As we approach a key milestone in the progression of our growth strategy it is important to clarify how our adoption of an innovative combination of technologies will reduce the environmental impact of data centers while simultaneously producing revenue from high yield agricultural operations. Upon closing we intend to utilize our new data center to leverage energy generated from flare natural gas-powered operations to increase the environmental mitigation and revenue potential of our integrated cogeneration site. Located in Alberta, Canada, at the site of the intended acquisition, we will be testing an integrated and automated onsite carbon sequestering agricultural operation which will reuse the waste energy from the onsite natural gas generator. By adopting this integrated approach, we’re able to reduce our carbon emissions while also contributing to local food security and economic growth.

While benefiting from Alberta’s strong incentive programs, i.e., the Alberta Carbon Capture Incentive Program, the Company hopes to reuse waste resources to produce profit from cryptocurrency mining, Alberta carbon credits for carbon sequestration and methane reduction, and the sale of premium crops. Upon completion of the acquisition, the Company’s process will capture natural gas flares to generate significant low-cost energy to operate the cryptocurrency mining rigs. The new facility, and any facilities that the Company may acquire moving forward, will capture and redirect heat from miners and the generator to warm an enclosure suitable for growing white-legged shrimp (Penaeus Vannamei), and controlled environment agriculture . The facility will then be utilized to produce a continuous supply of fresh shrimp, red seaweed and micro-greens for local markets and restaurants. Micro-greens are a fast-growing, nutrient-dense crop that requires relatively little space and water to produce commercial yields, while significantly reducing greenhouse gas emissions.

The facility, powered by an on-site generator, utilizing flared gas, integrates carbon capture and heat reuse technologies to support the cultivation of premium crops and aquaculture. Targeted products include white-legged shrimp, nutrient-dense micro-greens, and high-demand red seaweed—key contributors to food security and economic development in the region. These sustainable practices are designed to offset the greenhouse gas emissions associated with high-energy Bitcoin mining, demonstrating a model for future growth.

On November 28, 2024, AgriForce Growing Systems, Ltd. (the “Company”) entered into an agreement with Rivogenix Energy Corp. to acquire and consummated the acquisition of various assets which comprise a bitcoin mining facility in Sturgeon County, Alberta, Canada. The assets were acquired for $1.5 million in cash from the Company’s own available cashflow and are comprised of a data center and approximately 130 bitcoin miners.

On January 17, 2025, AgriForce Growing Systems, Ltd. (the “Company”) purchased assets comprising a five MW Bitcoin mining facility (on two sites) in Columbiana County Ohio (the “Facility”) from Bald Eagle County, LLC. The asset purchase price (including purchase of an option to purchase the Facility) was $4.55 million. The assets purchased consist of following assets, inter alia: Nine hundred (900) S-19 J Pro BITMAIN Antminers, transformers necessary to operate the Facility, five (5) custom 40 ft Crypto Canman housing containers including 5 power distribution boxes, one Caterpillar trailer mounted standby generator, one Doosan trailer mounted generator set, eight shipping containers and five 1 MW natural gas generator power plants. The Company also received assignment of power purchase agreements to purchase gas at $0.04 per kWh and access leases to the realty underlying the Facility.

This acquisition is a pivotal step in AgriFORCE’s commitment to integrating sustainable energy solutions, advanced data operations, and innovative agricultural initiatives to create long-term value for shareholders.

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Powered by 5 MW of natural gas energy, the facility is currently operational with over 900 bitcoin mining units and has the capacity to scale up to 1,200 units. Utilizing energy derived from flare natural gas, the facility not only generates consistent revenue but also minimizes its environmental footprint. Plans are in place to enhance operations by repurposing waste heat and implementing carbon capture technology, enabling diversified revenue streams through sustainable agricultural practices, such as premium crop cultivation and aquaculture systems.

The Company announced the successful acquisition and near term deployment of 220 new BITMAIN Antminer S19kPro miners at its Sturgeon, Alberta mining facility. This strategic move, replacing the 134 existing miners, is set to nearly triple the facility’s hashrate, dramatically enhancing operational capacity and profitability.

Financing Initiatives In late January 2025, the Company also closed on the first tranche of an up to $50 million financing facility with institutional investors. The Company utilized a portion of the first $7 million tranche to pay for the acquisition of the assets. The Company is grateful to its investors for the confidence placed in its ability to execute its business plan with the closing of the third acquisition in six months, which as with the Redwater acquisition is providing immediately cash flow to the Company.

This acquisition has increased the Company’s hashrate by over 600% and highlights the Company’s strategic growth plan of stranded gas assets to be coupled with sustainable agricultural assets in the coming months. Ohio has positioned itself as a pioneer in blockchain and cryptocurrency innovation, driven by initiatives like the proposed Ohio Bitcoin Reserve Act (HB 703). This legislation, aimed at leveraging Bitcoin as a hedge against currency devaluation, underscores the state’s commitment to financial and technological advancements. AgriFORCE’s investment in the Columbiana County facility aligns with these efforts, cementing Ohio’s reputation as a leader in clean energy integration and digital asset development.

Economic and Social Benefits

The facility’s operations are expected to generate meaningful economic benefits for Ohio, including:

● Job Creation: The project will create new opportunities in advanced technology and sustainable agriculture, addressing workforce development needs in the region.

● Enhanced Food Security: By implementing agricultural practices that produce nutrient-rich crops, AgriFORCE will contribute to addressing food insecurity challenges in Ohio, where over 14% of households face such issues.

Corporate Structure

The Company currently has the following wholly-owned subsidiaries, which perform the following functions – AgriFORCE Investments and its subsidiary, Radical Technologies, Ltd. holds the Company’s U.S. investments, West Pender Holdings retains real estate assets, West Pender Management is a management company, AGI IP holds the Company’s intellectual property in the U.S., un(Think) Food Company will manufacture food products in the U.S. and un(Think) Food Company Canada Ltd. manufactures food products in Canada:

Name of Subsidiary	Jurisdiction of Incorporation	Date of Incorporation
AgriFORCE Investments Inc. (US)	Delaware	April 9, 2019
West Pender Holdings, Inc.	Delaware	September 1, 2018
AGI IP Co.	Nevada	March 5, 2020
West Pender Consulting Company	Nevada	July 9, 2019
un(Think) Food Company	Nevada	June 20, 2022
un(Think) Food Company Canada Ltd.	British Columbia	December 4, 2019
AgriFORCE Europe BV*	Belgium	March 29, 2023
AgriFORCE Belgium BV*	Belgium	March 29, 2023
GrowForce BV*	Belgium	June 19, 2023
AgriFORCE (Barbados) Ltd.*	Barbados	October 14, 2022
Radical Technologies, Ltd.	New York	November 25, 2024
AF Redwater, Inc.	Alberta	November 26, 2024

*	Entities have been dissolved.

Employees

As of February 5, 2025 the Company has 5 employees and 5 consultants /contractors. The Company also relies on consultants and contractors to conduct its operations. The Company anticipates that it will be hiring additional employees to support its planned activities.

Operations

The Company primary operating activities are in Ohio, USA and Alberta, Canada. The Company’s head office is located in Vancouver, Canada.

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Status as an Emerging Growth Company

On April 5, 2012, the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for private companies.

Subject to certain conditions set forth in the JOBS Act, as an “emerging growth company,” we intend to rely on certain of these exemptions from, without limitation, (i) providing an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act and (ii) complying with any requirement that may be adopted by the Public Company Accounting Oversight Board (PCAOB) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, known as the auditor discussion and analysis. We will remain an “emerging growth company” until the earliest of (a) the last day of our fiscal year following the fifth anniversary of the closing of this offering, (b) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (c) the last day of our fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, or Exchange Act (which would occur if the market value of our equity securities that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter), or (d) the date on which we have issued more than $1 billion in nonconvertible debt during the preceding three-year period.

Corporate Information

AgriFORCE™ Growing Systems Ltd. was incorporated as a private company by Articles of Incorporation issued pursuant to the provisions of the Business Corporations Act (British Columbia) on December 22, 2017. The Company currently leases office space at 2233 Colombia Street, Suite 300, Vancouver, B.C., V5Y 0M6 as its principal office. The Company believes the office is in good condition and satisfy its current operational requirements. On February 13, 2018, the Company changed its name from 1146470 B.C. Ltd to Canivate Growing Systems Ltd. On November 22, 2019 the Company changed its name from Canivate Growing Systems Ltd. to AgriFORCE™ Growing Systems Ltd.

Use of proceeds	We are not selling any shares of our common stock in this offering and we will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders. The selling stockholders will receive all of the proceeds from any sales of the shares of our common stock offered hereby.

Dividend policy	We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and future earnings, if any, to fund the development and expansion of our business, and we do not anticipate declaring or paying any cash dividends in the foreseeable future. We also seek to hold approximately 10% of our treasury assets in Bitcoin. See “Dividend Policy.”

Risk factors	You should read the “Risk Factors” section beginning on page 11 and the other information included in this prospectus for a discussion of factors to consider before deciding to invest in shares of our Class A common stock

Market Symbol and trading	Our common stock is listed on the Nasdaq Capital Market under the symbol “AGRI”

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and all risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus, including the risk factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2023 and each subsequent filed quarterly report on Form 10-Q and current reports on Form 8-K, which may be amended, supplemented or superseded from time to time by the other reports we file with the SEC in the future. We list additional risk factors involving our expansion into Bitcoin mining hereinbelow.

Bitcoin prices are highly volatile, which may affect our ability to effectively manage growth plans and our profitability.

The price of bitcoin is extremely volatile. The cost to mine a bitcoin is independent of the then current price of bitcoin, so when prices are low, the cost per coin to mine may consume much of our available cash, which means that there is less capital with which to invest in future company growth. Similarly, when prices are low, our profitability is decreased on a dollar-for-dollar basis correlated to the then price of bitcoin. Given the volatility of bitcoin, these factors render us unable to accurately predict in advance what our growth plans may be and accurately forecast any revenue and profitability projections for any reporting period.

The price of bitcoin may be influenced by regulatory, commercial, and technical factors that are highly uncertain.

Bitcoin and other digital assets are relatively novel and are subject to various risks and uncertainties that may adversely impact their price. For example, the application of securities laws and other regulations to such assets is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may create new regulations or interpret laws in a manner that adversely affects the price of bitcoin. The growth of the digital assets industry in general, and the use and acceptance of bitcoin in particular, may also impact the price of bitcoin and is subject to a high degree of uncertainty. The pace of worldwide growth in the adoption and use of bitcoin could depend on the following:

●public familiarity with digital assets;

●ease of buying and accessing bitcoin;

●institutional demand for bitcoin as an investment asset;

●consumer demand for bitcoin as a means of payment; and

●the availability and popularity of alternatives to bitcoin.

Even if growth in bitcoin adoption occurs in the near or medium-term, there is no assurance that bitcoin usage will continue to grow over the long-term. Because bitcoin has no physical existence beyond the record of transactions on the Bitcoin blockchain, a variety of technical factors related to the Bitcoin blockchain could also impact the price of bitcoin. For example, malicious attacks by “miners” who validate bitcoin transactions, inadequate mining fees to incentivize validating of bitcoin transactions, “hard forks” of the Bitcoin blockchain, and advances in quantum computing could undercut the integrity of the Bitcoin blockchain and negatively affect the price of bitcoin. The liquidity of bitcoin may also be reduced and damage to the public perception of bitcoin may occur, if financial institutions were to deny banking services to businesses that hold bitcoin, provide bitcoin-related services or accept bitcoin as payment, which could also decrease the price of bitcoin.

Fluctuations in the price of bitcoin may significantly influence the market price of our bitcoin holdings and therefore, the price of our common stock.

To the extent investors view the value of our common stock as linked to the value or change in the value of our bitcoin, fluctuations in the price of bitcoin may significantly influence the market price of our common stock.

If we fail to grow our hash rate, we may be unable to compete, and our results of operations could suffer.

Generally, a bitcoin miner’s chance of solving a block on the Bitcoin blockchain and earning a bitcoin reward is a function of the miner’s hash rate (i.e., the amount of computing power devoted to supporting the Bitcoin blockchain), relative to the global network hash rate. As greater adoption of Bitcoin occurs, we expect the demand for Bitcoin will increase further, drawing more mining companies into the industry and thereby increasing the global network hash rate. As new and more powerful miners are deployed, the global network hash rate will continue to increase, meaning a miner’s chance of earning bitcoin rewards will decline unless it deploys additional hash rate at pace with the industry.

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Accordingly, to maintain our chances of earning new bitcoin rewards and remaining competitive in our industry, we must seek to continually add new miners to grow our hash rate at pace with the growth in the Bitcoin global network hash rate. However, as demand has increased and scarcity in the supply of new miners has resulted, the price of new miners has increased sharply, and we expect this process to continue in the future as demand for bitcoin increases. Therefore, if the price of bitcoin is not sufficiently high to allow us to fund our hash rate growth through new miner acquisitions and if we are otherwise unable to access additional capital to acquire these miners, our hash rate may stagnate and we may fall behind our competitors. If this happens, our chances of earning new bitcoin rewards would decline and, as such, our results of operations and financial condition may suffer.

Geopolitical or economic crises may create increased uncertainty and price changes, or motivate large-scale sales of digital assets, which could result in a reduction in some or all digital assets’ values and adversely affect an investment in our securities.

As an alternative to fiat currencies that are backed by central governments, digital assets such as bitcoin, which are relatively new, are subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services. It is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, geopolitical or economic crises may motivate large-scale acquisitions or sales of digital assets either globally or locally. Large-scale sales of digital assets would result in a reduction in their value and could adversely affect an investment in our securities.

In addition, we are subject to price volatility and uncertainty due to geopolitical crises and economic downturns. Such geopolitical crises and global economic downturns may be a result of invasion, or possible invasion, by one nation of another, leading to increased inflation and supply chain volatility. Such crises, as well as inflation, will likely continue to have an effect on our ability to do business in a cost-effective manner.

The sale of our digital assets to pay expenses at a time of low digital asset prices could adversely affect an investment in our securities.

We may sell our digital assets to pay expenses on an as-needed basis, irrespective of then-current prices. Consequently, our digital assets may be sold at a time when the prices on the respective digital asset exchange market are low, which could adversely affect an investment in our securities.

The development and acceptance of digital asset networks and other digital assets, which represent a new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of digital asset systems may adversely affect an investment in our securities.

Digital assets such as bitcoin, that may be used, among other things, to buy and sell goods and services are a new and rapidly evolving industry. The growth of the digital asset industry in general, and the digital asset networks of bitcoin in particular, are highly uncertain. The factors affecting the further development of the digital asset industry, as well as the digital asset networks, include:

●continued worldwide growth in the adoption and use of bitcoins and other digital assets;

●government and quasi-government regulation of bitcoins and other digital assets and their use, or restrictions on or regulation of access to and operation of the digital asset network or similar digital assets systems;

●the maintenance and development of the open-source software protocol of the Bitcoin network;

●changes in consumer demographics and public tastes and preferences;

●the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;

●general economic conditions and the regulatory environment relating to digital assets;

●the impact of regulators focusing on digital assets and digital securities and the costs associated with such regulatory oversight; and

●a decline in the popularity or acceptance of the digital asset networks of bitcoin, or similar digital asset systems, could adversely affect an investment in our securities.

The open-source structure of the Bitcoin network protocol means the contributors to the protocol are generally not directly compensated for their contributions in maintaining and developing the protocol. A failure to properly monitor and upgrade the protocol could damage the Bitcoin network and an investment in our securities.

Digital asset networks are open-source projects and, although there is an influential group of leaders in, for example, the Bitcoin network community known as the “Core Developers,” there is no official developer or group of developers that formally controls the Bitcoin network. As an open-source project, Bitcoin is not represented by an official organization or authority. The Bitcoin network protocol is not sold and contributors are generally not compensated for maintaining and updating the Bitcoin network protocol. The lack of guaranteed financial incentive for contributors to maintain or develop the Bitcoin network and the lack of guaranteed resources to adequately address emerging issues with the Bitcoin network may reduce incentives to address the issues adequately or in a timely manner. Changes to a digital asset network in which we are directing our mining efforts may adversely affect an investment in our securities.

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The acceptance of digital asset network software patches or upgrades by a significant, but not overwhelming, percentage of the users and miners in any digital asset network could result in a “fork” in the respective blockchain, resulting in the operation of two separate networks until such time as the forked blockchains are merged. The temporary or permanent existence of forked blockchains could adversely impact an investment in our securities.

Due to Bitcoin’s open-source project, any individual can download the Bitcoin network software and make any desired modifications, which are proposed to users and miners on the Bitcoin network through software downloads and upgrades, and typically posted to the Bitcoin development forum on GitHub.com. A substantial majority of miners and Bitcoin users must consent to those software modifications by downloading the altered software or upgrade that implements the changes. If not, the changes do not become a part of the Bitcoin network.

Since the Bitcoin network’s inception, changes to the Bitcoin network have been accepted by the vast majority of users and miners, ensuring that the Bitcoin network remains a coherent economic system. However, a developer or group of developers could potentially propose a modification to the Bitcoin network that is not accepted by a vast majority of miners and users, but that is nonetheless accepted by a substantial population of participants in the Bitcoin network. In such a case, and if the modification is material and/or not backwards compatible with the prior version of Bitcoin network software, a fork in the blockchain could develop and two separate Bitcoin networks could result with one running the pre-modification software program and the other running the modified version (i.e., a second “Bitcoin” network).

Such a fork in the blockchain is typically addressed by community-led efforts to merge the forked blockchains, and several prior forks have been so merged. This kind of split in the Bitcoin network could materially and adversely impact an investment in our securities and harm the sustainability of the Bitcoin network’s economy.

As the number of digital assets awarded for solving a block in the blockchain decreases, the incentive for miners to continue to contribute processing power to the respective digital asset network will transition from a set reward to transaction fees. Either the requirement from miners of higher transaction fees in exchange for recording transactions in the blockchain or a software upgrade that automatically charges fees for all transactions may decrease demand for digital assets and prevent the expansion of the digital asset networks to retail merchants and commercial businesses, resulting in a reduction in the price of digital assets that could adversely impact an investment in our securities.

In order to incentivize miners to continue to contribute processing power to any digital asset network, such network may either formally or informally transition from a set reward to transaction fees earned upon solving for a block. This transition could be accomplished either by miners independently electing to record in the blocks they solve only those transactions that include payment of a transaction fee or by the digital asset network adopting software upgrades that require the payment of a minimum transaction fee for all transactions. If transaction fees paid for digital asset transactions become too high, the marketplace may be reluctant to accept digital assets as a means of payment and existing users may be motivated to switch from one digital asset to another digital asset or back to fiat currency. Decreased use and demand for bitcoins that we have accumulated may adversely affect its value and may adversely impact an investment in it.

To the extent that any miners cease to record transactions in solved blocks, transactions that do not include the payment of a transaction fee will not be recorded on the blockchain until a block is solved by a miner who does not require the payment of transaction fees. Any widespread delays in the recording of transactions could result in a loss of confidence in that digital asset network, which could adversely impact an investment in our securities.

To the extent that any miners cease to record transaction in solved blocks, such transactions will not be recorded on the blockchain. Currently, there are no known incentives for miners to actively not record transactions in solved blocks. However, to the extent that any such incentives arise (e.g., a collective movement among miners or one or more mining pools forcing bitcoin users to pay transaction fees as a substitute for or in addition to the award of new bitcoins upon the solving of a block), actions of miners solving a significant number of blocks could delay the recording and confirmation of transactions on the blockchain. Any systemic delays in the recording and confirmation of transactions on the blockchain could result in greater exposure to double-spending transactions and a loss of confidence in certain or all digital asset networks, which could adversely impact an investment in our securities.

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If a malicious actor or botnet obtains control in excess of 50% of the processing power active on any digital asset network, including the Bitcoin network, it is possible that such actor or botnet could manipulate the blockchain in a manner that adversely affects an investment in our securities.

If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the processing power dedicated to mining on any digital asset network, it may be able to alter the blockchain by constructing alternate blocks if it is able to solve for such blocks faster than the remainder of the miners on the blockchain can add valid blocks. Within the alternate blocks, the malicious actor or botnet could control, exclude or modify the ordering of transaction. However, it could not generate new digital assets or transactions using such control. Using alternate blocks, the malicious actor or botnet could “double-spend” its own digital assets (i.e., spend the same digital assets in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintains control. To the extent that such malicious actor or botnet does not yield its majority control of the processing power or the digital asset community does not reject the fraudulent blocks as malicious, reversing any changes made to the blockchain may not be possible. Such changes could adversely affect an investment in our securities.

The approach towards and possible crossing of the 50% threshold indicates a greater risk that a single mining pool could exert authority over the validation of digital asset transactions. To the extent that the digital assets ecosystems do not act to ensure greater decentralization of digital asset mining processing power, the feasibility of a malicious actor obtaining in excess of 50% of the processing power on any digital asset network (e.g., through control of a large mining pool or through hacking such a mining pool) will increase, which may adversely impact an investment in our securities.

Bitcoin is subject to halving, and as such the reward for successfully solving a block will halve several times in the future and its value may not adjust to compensate us for the reduction in the rewards we receive from our mining efforts, which could cause us to cease our mining operations altogether and investors could suffer a complete loss of their investment.

Halving is a process designed to control the overall supply and reduce the risk of inflation in digital assets using a Proof-of-Work consensus algorithm. In an event referred to as bitcoin “halving,” the bitcoin reward for mining any block is cut in half. For example, the mining reward for bitcoin declined from 12.5 to 6.25 bitcoin on May 11, 2020 and from 6.25 to 3.125 bitcoin on April 19, 2024. This process is scheduled to occur once every 210,000 blocks. It is estimated that bitcoin will next halve in April 2028 and then approximately every four years thereafter, until the total amount of bitcoin rewards issued reaches 21.0 million, and the theoretical supply of new Bitcoin is exhausted, which is expected to occur around 2140. Once 21.0 million bitcoin are generated, the network will stop producing more. Currently, there are more than 19.0 million bitcoin in circulation. While bitcoin prices have had a history of price fluctuations around halving events, there is no guarantee that any such price change will be favorable or would compensate for the reduction in mining reward. If a corresponding and proportionate increase in the price of bitcoin does not follow these anticipated halving events, the revenue from our mining operations would decrease, and we may not have an adequate incentive to continue mining and may cease mining operations altogether, which may adversely affect an investment in our securities and investors could suffer a complete loss of their investment.

Furthermore, such reductions in bitcoin rewards for uncovering blocks may result in a reduction in the aggregate hash rate of the bitcoin network as the incentive for miners decreases. Miners ceasing operations would reduce the collective processing power on the network, which would adversely affect the confirmation process for transactions and make the bitcoin network more vulnerable to malicious actors or botnets obtaining control in excess of 50% of the processing power active on the blockchain. Such events may adversely affect our activities and an investment in our securities.

To the extent that the profit margins of digital asset mining operations are not high, operators of digital asset mining operations are more likely to immediately sell their digital assets earned by mining in the digital asset exchange market, resulting in a reduction in the price of digital assets that could adversely impact an investment in our securities.

Over the past few years, digital asset mining operations have evolved from individual users mining with computer processors, graphics processing units and first-generation mining rigs. Currently, new processing power brought onto the digital asset networks is predominantly added by “professionalized” mining operations. Professionalized mining operations may use proprietary hardware or sophisticated machines.

Professionalized mining operations require:

●the investment of significant capital for the acquisition of such hardware;

●the leasing of operating space (often in data centers or warehousing facilities);

●incurring of electricity costs; and

●the employment of technicians to operate the mining farms.

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As a result, professionalized mining operations are of a greater scale than prior miners and have more defined, regular expenses and liabilities. These regular expenses and liabilities require professionalized mining operations to more immediately sell digital assets earned from mining operations on the digital asset exchange market. To the contrary, it is believed that past individual miners were more likely to hold mined digital assets for more extended periods. The immediate selling of newly mined digital assets greatly increases the supply of digital assets on the digital asset exchange market, creating downward pressure on the price of each digital asset.

The extent to which the value of digital assets mined by a professionalized mining operation exceeds the allocable capital and operating costs determines the profit margin of such operation. A professionalized mining operation may be more likely to sell a higher percentage of its newly mined digital assets rapidly if it is operating at a low profit margin—and it may partially or completely stop operations if its profit margin is negative.

In a low profit margin environment, a higher percentage could be sold into the digital asset exchange market more rapidly, potentially reducing digital asset prices. Lower digital asset prices may result in further tightening of profit margins, particularly for professionalized mining operations with higher costs and more limited capital reserves, creating a network effect that may further reduce the price of digital assets until mining operations with higher operating costs become unprofitable and remove mining power from the respective digital asset network. The network effect of reduced profit margins resulting in greater sales of newly mined digital assets could result in a reduction in the price of digital assets that could adversely impact an investment in our securities.

The loss or destruction of a private key required to access a digital asset may be irreversible. Our loss of access to our private keys or a data loss relating to our digital assets could adversely affect an investment in our securities.

Digital assets are controllable only by the possessor of both the unique public key and private key relating to the local or online digital wallet which hold the digital assets. We are required by the operators of digital asset networks to publish the public key relating to a digital wallet in use once we first verify a spending transaction from that digital wallet and broadcast such information into the respective network. To the extent a private key is lost, destroyed or otherwise compromised and no backup of the private key is accessible, we will be unable to access the digital assets and the private key will not be capable of being restored by the respective digital asset network. Any loss of private keys relating to digital wallets used to store our digital assets could adversely affect an investment in our securities.

Security threats to our business could result in, a loss of our digital assets, or damage to our reputation and our brand, each of which could adversely affect an investment in our securities.

Security breaches, computer malware and computer hacking attacks have been a prevalent concern in the digital asset exchange markets. A security breach caused by hacking, could include, but is not limited to:

●efforts to gain unauthorized access to information or systems;

●efforts to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment; and

●the inadvertent transmission of computer viruses.

A security breach by hacking could harm our operations or result in loss of our digital assets. Any breach of our and our partners’ infrastructure could result in reputational harm and erode the trust of our partners and stockholders, which could adversely affect an investment in our securities. Furthermore, as our assets grow, we may become a more appealing target for security threats such as hackers and malware.

We rely on third-party custody providers’ 100% cold-storage custody solutions held in a purpose-built physically secure environments based on established, industry best practices to safeguard digital assets from theft, loss, destruction or other issues relating to hackers and technological attack. Notwithstanding the safeguards implemented to protect our assets, the third-party security systems may not be impenetrable or free from defect, and any loss due to a security breach, software defect or event outside of our control will be borne by us.

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The security system and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee, or otherwise, and, as a result, an unauthorized party may obtain access to our private keys, data or bitcoins. Additionally, outside parties may attempt to fraudulently induce our employees to disclose sensitive information in order to gain access to our infrastructure.

Despite our efforts, we may be unable to anticipate these techniques or implement adequate preventative measures since the hacking techniques used are often not recognized until launched against a target. If an actual or perceived breach of our security system occurs, the market perception of the effectiveness of our controls could be harmed, which could adversely affect an investment in our securities.

Further, in the event of a security breach, we may be subject to litigation forced to cease operations, or suffer a reduction in assets, the occurrence of each of which could adversely affect an investment in our securities.

Our ability to adopt technology in response to changing security needs or trends and our reliance on, third-party custody providers, poses a challenge to the safekeeping of our digital assets.

The history of digital asset exchanges has shown that exchanges and large holders of digital assets must adapt to technological change in order to secure and safeguard their digital assets. We rely on third-party custody providers’ 100% cold-storage custody solutions held in a purpose-built physically secure environment based on established, industry best practices to safeguard digital assets from theft, loss, destruction or other issues relating to hackers and technological attack.

We believe we may become a more appealing target of security threats as the size of our bitcoin holdings grow. To the extent that we, or any of our third-party custody providers, are unable to identify, mitigate or stop new security threats, our digital assets may be subject to theft, loss, destruction or other attack, which could adversely affect an investment in our securities. To the extent that our third-party custody providers are no longer able to safeguard our assets due to the current banking crisis, we would be at risk of loss if safeguarding protocols fail.

Digital asset transactions are irrevocable and stolen or incorrectly transferred digital assets may be irretrievable. As a result, any incorrectly executed digital asset transactions could adversely affect an investment in our securities.

Digital asset transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction or, in theory, control or consent of a majority of the processing power on that digital asset network. Once a transaction has been verified and recorded in a block that is added to the blockchain, an incorrect transfer of digital assets or a theft of digital assets generally will not be reversible, and we may not be capable of seeking compensation for any such transfer or theft. Although we regularly transfer digital assets to or from vendors, consultants, services providers, it is possible that, through computer or human error, or through theft or criminal action, such assets could be transferred in incorrect amounts or to unauthorized third parties. To the extent we are unable to seek a corrective transaction to identify the third party which has received our digital assets through error or theft, we will be unable to revert or otherwise recover the impacted digital assets, and any such loss could adversely affect an investment in our securities.

The limited rights of legal recourse against us, and our lack of insurance protection expose us and our stockholders to the risk of loss of our digital assets for which no person is liable.

Our digital assets are not insured. If our digital assets are lost, stolen or destroyed under circumstances rendering a party liable to us, the responsible party may not have the financial resources sufficient to satisfy our claim. For example, as to a particular event of loss, the only source of recovery for us might be limited to the extent identifiable, other responsible third parties (e.g., a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim. Furthermore, bitcoin is not subject to Federal Deposit Insurance Corporation (“FDIC”) or Securities Investor Protection Corporation protection, which is the protection afforded to depositors at banking institutions. Therefore, a loss may be suffered with respect to our digital assets for which no recourse is available, which could adversely affect our operations and, consequently, an investment in our securities.

If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our bitcoin, we may lose some or all of our bitcoin and our financial condition and results of operations could be materially adversely affected.

Security breaches and cyberattacks are of particular concern with respect to our bitcoin. Bitcoin and other blockchain-based digital assets have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities. A successful security breach or cyberattack could result in a partial or total loss of our bitcoin in a manner that may not be covered by insurance or indemnity provisions of the custody agreement with a custodian who holds our bitcoin. Such a loss could have a material adverse effect on our financial condition and results of operations.

We rely on third-party hosting, and as such, our operations could be adversely affected by the actions or inactions of such third-parties. Additionally, third-party hosting, among other things, often requires us to give the hosting company, a first lien on the mining rigs installed on the site and creates business risk for us.

We do not self-host our mining rigs and rely upon third-party hosting facilities to power our mining rigs. Our operations and ability to mine bitcoin could be adversely affected if operators we rely on to operate our bitcoin miners experience general incompetence in performing their duties, experience financial difficulties or bankruptcy, or otherwise cannot operate our bitcoin miners in accordance with their contractual obligations.

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We are dependent upon the financial viability of our third-party hosting operators. As a result, our operations are highly dependent on these third-parties and could be adversely affected by the actions or inactions of our third-party hosting operators. Furthermore, in most hosting contracts, there is a requirement that the miner agrees to permit the hosting company to place a lien on the actual mining machines being hosted. If the hosting company files for bankruptcy, it may take months for the liens to be lifted, while the bankruptcy court and parties litigate these contracts and resolves issues as to ownership of assets and related areas. In these contracts, we are often required to make significant deposits against future mining fees. If the hosting party utilizes the deposits, we could risk loss of the deposits and be left with an unsecured claim in the bankruptcy. Lastly, as the bankruptcy process includes an automatic stay in favor of the debtor company, until the stay is lifted or a bankruptcy plan approved, we may not be able to move our mining rigs to a different location, even if the debtor rejects our hosting contract.

We have engaged in, and in the future may engage in, strategic acquisitions and other arrangements that could disrupt our business, cause dilution to our stockholders, reduce our financial resources and harm our operating results.

We have previously engaged in strategic transactions, including acquisitions of companies, miners, and bitcoin mining sites, and, as part of our growth strategy, in the future, we may seek additional opportunities to grow our mining operations, including through purchases of miners, data centers and other facilities from other operating companies, including companies in financial distress. Our ability to grow through future acquisitions will depend on the availability of, and our ability to identify, suitable acquisition and investment opportunities at an acceptable cost, our ability to compete effectively to attract those opportunities and the availability of financing to complete acquisitions. Future acquisitions may require us to issue common stock that would dilute our current stockholders’ percentage ownership, assume or otherwise be subject to liabilities of an acquired company, record goodwill and non-amortizable intangible assets that will be subject to impairment testing on a regular basis and potential periodic impairment charges, incur amortization expenses related to certain intangible assets, incur large acquisition and integration costs, immediate write-offs, and restructuring and other related expenses and become subject to litigation.

The benefits of an acquisition or our expansion into may also take considerable time to develop, and we cannot be certain that any particular acquisition will produce the intended benefits in a timely manner or to the extent anticipated or at all. We may experience difficulties integrating the operations, technologies and personnel of an acquired company or be subjected to liability for the target’s pre-acquisition activities or operations as a successor in interest. Such integration may divert management’s attention from normal daily operations of our business. Future acquisitions may also expose us to potential risks, including risks associated with entering markets in which we have no or limited prior experience, especially when competitors in such markets have stronger market positions, the possibility of insufficient revenues to offset the expenses we incur in connection with an acquisition and the potential loss of, or harm to, our relationships with employees and suppliers as a result of integration of new businesses.

Additionally, we may be unable to pursue our current acquisition strategy in the future. In addition to mining and holding bitcoin, and such related acquisitions, we have explored, and we may in the future explore, opportunities to become more involved in businesses that expand or supplement those directly related to the self-mining of bitcoin as favorable market conditions and opportunities arise. We cannot be certain that such opportunities will produce the intended benefits in a timely manner or to the extent anticipated or at all. These opportunities could also expose us to similar risks associated with our strategic acquisitions, as discussed above.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such statements include statements regarding our expectations, hopes, beliefs or intentions regarding the future, including but not limited to statements regarding our market, strategy, competition, development plans (including acquisitions and expansion), financing, revenues, operations, and compliance with applicable laws. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially from such forward-looking statements include the risks described in greater detail in the following paragraphs. All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement. Market data used throughout this prospectus is based on published third party reports or the good faith estimates of management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information.

You should review carefully the section entitled “Risk Factors” within our Form 10-K for the year ended December 31, 2023 filed with the SEC on April 1, 2024 in addition to the ones in this prospectus for a discussion of these and other risks that relate to our business and investing in shares of our Common Stock.

All forward-looking statements speak only as of the date of this prospectus. We disclaim any obligation to update or revise these statements unless required by law, and you should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from our expectations under “Risk Factors” and elsewhere in this prospectus. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

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USE OF PROCEEDS

We are not selling any shares of our common stock in this offering and we will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders. The selling stockholders will receive all of the proceeds from any sales of the shares of our common stock offered hereby. However, we will incur expenses in connection with the registration of the shares of our common stock offered hereby.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market information

Our common stock is currently quoted on Nasdaq Capital Market under the symbol “AGRI” Trading in our common stock has historically lacked consistent volume, and the market price has been volatile.

On February 5, 2025 the closing price for our common stock as reported on the Nasdaq Capital Market was $2.04 per share.

Securities outstanding and holders of record

On February 5, 2025, there were approximately 2,124 shareholders of record for our common stock and AGRI shares of our common stock issued and outstanding.

Dividend Policy

We have never paid any cash dividends on our common shares. However, we have paid common share dividends on our preferred stock. Our preferred stock was retired and there were no preferred shares outstanding after the IPO. We anticipate that we will retain funds and future earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends on our common shares in the foreseeable future following this offering. Any future determination to pay cash dividends on our common shares will be at the discretion of our Board of Directors and will depend on our financial condition, results of operations, capital requirements and other factors that our Board of Directors deems relevant. In addition, the terms of any future debt or credit financings may preclude us from paying dividends.

Information respecting equity compensation plans

The Company adopted a stock option plan originally on December 12, 2018 (the “Option Plan”), as amended, under which the compensation committee of the Board (the “Compensation Committee”) may from time to time in its discretion, recommend changes to the Option Plan to grant to directors, officers, employees and consultants of the Company non-transferable options to purchase common shares (“Options”). The Board of Directors review recommendations and approve changes. As of the date of this filling, the Company has 545 Options outstanding, and 170,562 Options available for future issuances. The Option Plan was approved by the shareholders of the Company on June 10, 2019 as increased at our 2024 Annual Meeting.

The following table provides information with respect to options outstanding under our Plan as at December 31, 2024:

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted- average exercise price of outstanding options	Number of securities remaining available for future issuance

Equity compensation plans approved by security holders	545	3,810	170,562
Equity compensation plans not approved by security holders	-	-	-
Total	545	3,810	170,562

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Recent Debt Financing

On June 30, 2022, the Company entered into security purchase agreements with certain accredited investors (the “Debenture Investors”) for the purchase of $14,025,000 in convertible debentures (the “First Tranche Debentures”) due December 31, 2024. The Debentures were convertible into common shares at $11,100.00 per share. The Convertible Debt Investors had the right to purchase additional tranches of $5,000,000 each, up to a total additional principal amount of $33,000,000. In addition, the Debenture Investors received 822 warrants at a strike price of $12,210.00 which expire on December 31, 2025 (the “First Tranche Debenture Warrants”). The Debenture Warrants and Debentures each have down round provisions whereby the conversion and strike prices will be adjusted downward if the Company issues equity instruments at lower prices.

On January 17, 2023, the Debenture Investors purchased additional tranches totaling $5,076,923 (the “Second Tranche Debentures”) and received 532 warrants (the “Second Tranche Debenture Warrants”). The Second Tranche Debentures and Debenture Warrants were issued with an exercise price of $6,200.00 and expire on July 17, 2025. The issuance of the additional tranches triggered the down round provision, adjusting the exercise prices of the First Tranche Debentures and the First Tranche Debenture Warrants to $6,200.00.

On October 18, 2023, a Debenture Investor purchased an additional tranche totaling $2,750,000 in convertible debentures (the “Third Tranche Debentures”) and received 6,202 warrants (the “Third Tranche Debenture Warrants”). The Third Tranche Debentures and Debenture Warrants were issued with an exercise price of $262.00 and expire on April 18, 2027. The issuance of the additional tranche further triggered the down round provision, adjusting the exercise prices of the First and Second Tranche Debentures as well as the First and Second Tranche Debenture Warrants to $262.00.

On November 30, 2023, a Debenture Investor purchased an additional tranche totaling $2,750,000 in convertible debentures (the “Fourth Tranche Debentures”) and received 19,861 warrants (the “Fourth Tranche Debenture Warrants”). The Fourth Tranche Debentures and Debenture Warrants were issued with an exercise price of $90.00 and expire on May 30, 2027. The issuance of the additional tranche further triggered the down round provision, adjusting the exercise prices of the First, Second and Third Tranche Debentures as well as the First, Second and Third Tranche Debenture Warrants to $90.00.

On February 21, 2024, a Convertible Debt Investor purchased an additional tranche of $1,100,000 in convertible debentures (the “Fifth Tranche Debentures”) and received 33,411 warrants (the “Fifth Tranche Debenture Warrants”). The Fifth Tranche Debentures and Debenture Warrants were issued with an exercise price of $21.40 and expire on August 21, 2027. The issuance of the additional tranche triggered the down round provision, adjusting the exercise prices of the First, Second, Third, and Fourth tranche of Debentures and the First, Second, Third, Fourth tranche of Debenture Warrants to $21.40.

On April 11, 2024, a Debenture Investor purchased an additional tranche totaling $550,000 in convertible debentures (the “Sixth Tranche Debentures”) and received 21,933 warrants (the “Sixth Tranche Debenture Warrants”). The Sixth Tranche Debentures and Debenture Warrants were issued with an exercise price of $16.30 and $18.00, respectively and expire on October 11, 2027. The issuance of the additional tranche triggered the down round provision, adjusting the conversion prices of the First, Second, Third, Fourth and Fifth Tranche Debentures and the exercise prices of the First, Second, Third, Fourth and Fifth Tranche Warrants to $16.30.

On May 22, 2024, a Debenture Investor purchased an additional tranche totaling $833,000 in convertible debentures (the “Seventh Tranche Debentures”) and received 54,145 warrants (the “Seventh Tranche Debenture Warrants”). The Seventh Tranche Debentures and Debenture Warrants were issued with an exercise price of $10.00 and $11.00, respectively and expire on November 22, 2027. The issuance of the additional tranche triggered the down round provision, adjusting the conversion prices of the First, Second, Third, Fourth, Fifth and Sixth Tranche Debentures and the exercise prices of the First, Second, Third, Fourth, Fifth and Sixth Tranche Warrants to $10.00.

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The First, Second, Third, Fourth , Fifth, Sixth, and Seventh Tranche Debentures (the “Debentures”) have an interest rate of 5% for the first 12 months, 6% for the subsequent 12 months, and 8% per annum thereafter. Principal repayments will be made in 25 equal installments which began on September 1, 2022 for the First Tranche Debentures, July 1, 2023 for the Second Tranche Debentures, January 1, 2024 for the Third Tranche Debentures, May 1, 2024 for the Fourth Tranche Debentures, August 1, 2024 for the Fifth tranche Debentures, October 1, 2024 for the Sixth Tranche Debentures and November 1, 2024 for the Seventh Tranche Debentures. The Debentures may be extended by nine months at the election of the Company by paying a sum equal to nine months interest on the principal amount outstanding at the end of the 18th month, at the rate of 8% per annum.

On January 16, 2025, the Company entered into security purchase agreements with certain accredited investors for the purchase of $7,700,000 in convertible debentures (the “January 2025 debentures”) due January 16, 2026. The Debentures were convertible into common shares at $2.62 per share. The Convertible Debt Investors had the right to purchase additional tranches up to a total additional principal amount of $42,300,000. In addition, the accredited investors received 1,910,306 warrants at a strike price of $2.882 which expire on July 16, 2028 (the “January 2025 Debenture Warrants”). The Debenture Warrants and Debentures each have down round provisions whereby the conversion and strike prices will be adjusted downward if the Company issues equity instruments at lower prices.

Intellectual Property

The Company’s intellectual property rights are important to its business. In accordance with industry practice, the Company protects its proprietary products, technology and its competitive advantage through a combination of contractual provisions and trade secret, copyright and trademark laws in Canada, the United States and in other jurisdictions in which it conducts its business. The Company also has confidentiality agreements, assignment agreements and license agreements with employees and third parties, which limit access to and use of its intellectual property.

Operations

The Company primary operating activities are in Ohio and Alberta Canada. The Company’s head office is located in Vancouver, Canada.

Description of Property

The Company currently leases office space at 800-525 West 8th Avenue Vancouver, BC V5Z 1C6 as its principal office. The Company believes the office is in good condition and satisfy its current operational requirements.

Litigation

We are subject to the legal proceeding and claims described in detail in “Note 17. Commitments and Contingencies” to the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. Although the results of litigation and claims cannot be predicted with certainty, as of the date of this prospectus, we do not believe the outcome of such legal proceeding and claims, if determined adversely to us, would be reasonably expected to have a material adverse effect on our business. Regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

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Corporate Governance

The business and affairs of our Company are managed under the direction of the Board of Directors.

Term of Office

Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve until the Company requires them to be replaced.

Director Independence

We use the definition of “independence” of The NASDAQ Stock Market to make this determination. We are not yet listed on NASDAQ, and although we use its definition of “independence,” its rules are inapplicable to us until such time as we become listed on NASDAQ. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of our Company or any other individual having a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three years was, an employee of our Company;

●	the director or a family member of the director accepted any compensation from our Company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

●	a family member of the director is, or at any time during the past three years was, an executive officer of our Company;

●	the director or a family member of the director is a partner in, controlling shareholder of, or an executive officer of an entity to which our Company made, or from which our Company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of our Company served on the compensation committee of such other entity; or

●	the director or a family member of the director is a current partner of our Company’s outside auditor, or at any time during the past three years was a partner or employee of our Company’s outside auditor, and who worked on our Company’s audit.

Under the following three NASDAQ director independence rules a director is not considered independent: (a) NASDAQ Rule 5605(a)(2)(A), a director is not considered to be independent if he or she also is an executive officer or employee of the corporation, (b) NASDAQ Rule 5605(a)(2)(B), a director is not consider independent if he or she accepted any compensation from our Company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, and (c) NASDAQ Rule 5605(a)(2)(D), a director is not considered to be independent if he or she is a partner in, or a controlling shareholder or an executive officer of, any organization to which our Company made, or from which our Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000. Under such definitions, we have six independent directors.

Family Relationships

There are no family relationships among any of the directors and executive officers.

Board Committees

Our Board has established the following three standing committees: audit committee; compensation committee; and nominating and governance committee, or nominating committee. Our board of directors has adopted written charters for each of these committees. Copies of the charters will be available on our website. Our board of directors may establish other committees as it deems necessary or appropriate from time to time.

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Audit Committee

Our Audit Committee is comprised of at least three individuals, each of whom are independent director and at least one of whom will be an “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K. Our audit committee is currently comprised of Richard Levychin, John Meekison and Amy Griffith who are independent, and Mr. Levychin is our financial expert.

Our Audit Committee will oversee our corporate accounting, financial reporting practices and the audits of financial statements. For this purpose, the Audit Committee will have a charter (which will be reviewed annually) and perform several functions. The Audit Committee will:

●	evaluate the independence and performance of, and assess the qualifications of, our independent auditor and engage such independent auditor;

●	approve the plan and fees for the annual audit, quarterly reviews, tax and other audit-related services and approve in advance any non-audit service to be provided by our independent auditor;

●	monitor the independence of our independent auditor and the rotation of partners of the independent auditor on our engagement team as required by law;

●	review the financial statements to be included in our future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and review with management and our independent auditor the results of the annual audit and reviews of our quarterly financial statements; and

●	oversee all aspects our systems of internal accounting control and corporate governance functions on behalf of the Board of Directors.

Compensation Committee

Our Compensation Committee comprises of at least three individuals, each of whom will be an independent director, Our Compensation committee is currently comprised of David Welch (Chair), Amy Griffith and Margaret Honey and who are independent.

The Compensation Committee will review or recommend the compensation arrangements for our management and employees and also assist our Board of Directors in reviewing and approving matters such as company benefit and insurance plans, including monitoring the performance thereof. The Compensation Committee will have a charter (which will be reviewed annually) and perform several functions.

The Compensation Committee will have the authority to directly engage, at our expense, any compensation consultants or other advisers as it deems necessary to carry out its responsibilities in determining the amount and form of employee, executive and director compensation.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is comprised of at least three individuals, each of whom will be an independent director. Currently Amy Griffith (Chair), Elaine Goldwater and Margaret Honey are members of the committee.

The NC&G Committee is charged with the responsibility of reviewing our corporate governance policies and with proposing potential director nominees to the Board of Directors for consideration. This committee also has the authority to oversee the hiring of potential executive positions in our Company. The NC&G Committee also has a charter, which is to be reviewed annually.

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Item 11. Executive Compensation

Name & Principal Position	Year	Salary	Bonus	Share-Based Awards[c]	Option-Based Awards	All Other Compensation	Total Compensation
Jolie Kahn	2024	312,611	-	25,000	-	-	337,611
Chief Executive Officer	2023	-	-		-	-	-
Richard S. Wong,	2024	260,166	-	41,066	-	1,793	303,025
Chief Financial Officer	2023	264,041		179,004	42,148	1,793	486,986
Mauro Pennella	2024	255,512	-	54,753	-	1,793	312,058
Chief Marketing Officer, President AgriFORCE™ Brands	2023	259,317	-	158,105	25,544	1,793	444,759
Troy T. McClellan,	2024	56,782	-	-	-	138	56,920
Former President Design & Construction	2023	231,755	-	74,091	-	1,656	307,502

(a)	Some share-based awards were issued net of income taxes. The Company repurchased shares on the issuance date to remit as income taxes to the appropriate government revenue service agencies.

Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of February 6, 2025 by:

●	each person known to us to be the beneficial owner of more than 5% of our outstanding common stock;
●	each of our executive officers and directors; and
●	all of our executive officers and directors as a group.

	Common shares	Options Granted vested within 60 days of February 6, 2025	Warrants	Total	Percentage beneficially owned
Directors and Officers:
Jolie Kahn	1,266	-	-	1,266	0.1%
Richard Wong	2,343	211	-	2,554	0.1%
Mauro Pennella	4,253	135	-	4,388	0.3%
John Meekison	9	43	-	52	0.0%
David Welch	10	42	-	52	0.0%
Amy Griffith	-	37	-	37	0.0%
Richard Levychin	-	37	-	37	0.0%
Elaine Goldwater	-	-	-	-	-%
Troy McClellan (Former President Design & Construction)	-	-	-	-	-%
Margaret Honey (Former Director)	-	-	-	-	-%
Total all officers and directors (10 persons)	7,881	505	-	8,386	0.5%

5% or Greater Beneficial Owners
-	-	-	-	-	-

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Item 13. Certain Relationships and Related Transactions, and Director Independence

We have adopted a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related-party transactions.” For purposes of our policy only, and not for purposes of required disclosure, which will be all related party transactions, even if less than $120,000, a “related-party transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related party” are participants involving an amount that exceeds $120,000.

Transactions involving compensation for services provided to us as an employee, consultant or director are not considered related-person transactions under this policy. A related party is any executive officer, director or a holder of more than five percent of our common shares, including any of their immediate family members and any entity owned or controlled by such persons.

At present, we have appointed three independent directors to the Nominating and Corporate Governance Committee. As a result, our Chief Financial Officer, Richard Wong, must present information regarding a proposed related-party transaction to the Nominating and Corporate Governance Committee. Under the policy, where a transaction has been identified as a related-party transaction, Mr. Wong must present information regarding the proposed related-party transaction to our Nominating and Corporate Governance Committee, once the same is established, for review. The presentation must include a description of, among other things, the material facts, the direct and indirect interests of the related parties, the benefits of the transaction to us and whether any alternative transactions are available. To identify related-party transactions in advance, we rely on information supplied by our executive officers, directors and certain significant shareholders. In considering related-party transactions, our Nominating and Corporate Governance Committee takes into account the relevant available facts and circumstances including, but not limited to:

●	whether the transaction was undertaken in the ordinary course of our business;

●	whether the related party transaction was initiated by us or the related party;

●	whether the transaction with the related party is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

●	the purpose of, and the potential benefits to us from the related party transaction;

●	the approximate dollar value of the amount involved in the related party transaction, particularly as it relates to the related party;

●	the related party’s interest in the related party transaction, and

●	any other information regarding the related party transaction or the related party that would be material to investors in light of the circumstances of the particular transaction.

The Nominating and Corporate Governance Committee shall then make a recommendation to the Board, which will determine whether or not to approve of the related party transaction, and if so, upon what terms and conditions. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.

Except as set forth below, we have not had any related party transactions, regardless of dollar amount:

As of December 31, 2024, $183,333 (December 31, 2023, $57,561) in total was owing to officers and directors or to companies owned by officers and directors of the Company for services and expenses. These amounts owing have been included in accounts payable and accrued liabilities.

During the year ended December 31, 2024 and 2023, the Company incurred $51,588 and $11,984, respectively, to our U.S. general counsel firm, Enso Law against legal services, a corporation controlled by a director of the Company. Annual Report on Form 10-K.

Name	Age	Position	Served Since
David Welch	43	Executive Chairman, Director, Compensation committee Chair, and M&A Committee Member	December 2017
William J. Meekison	60	Director, Audit Committee, Compensation Committee, and M&A Committee Chair	June 2019
Richard Levychin	65	Director, Audit Committee Chair, M&A Committee Member	July 2021
Amy Griffith	52	Director, Governance Committee Chair and Compensation Committee Member	July 2021
Elaine Goldwater	53	Director, Audit Committee Member and Governance Committee Member	October 2023
Jolie Kahn	59	Executive Consultant	February 2024
Richard S. Wong	59	Chief Financial Officer and Interim Chief Executive Officer	October 2018
Mauro Pennella	59	Chief Marketing Officer and President AgriFORCE™ Brands division.	July 2021

Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one year until the meeting of the Board of Directors following the annual meeting of shareholders and until their successors have been elected and qualified.

David Welch, Chairman of the Board, Director, Compensation Committee Chair, M&A Committee member

Mr. Welch is a founding partner at ENSO LAW, LLP, a Los Angeles based Intellectual Property and Regulatory law firm. He has a broad base of experience in representing US, Canadian and Mexican corporate clients in the areas of litigation, intellectual property and government regulatory advisement and defense. Mr. Welch has represented recognizable businesses in the agriculture and food services space in Federal Court, California state courts and before the USPTO and TTAB. Mr. Welch has also argued before the California Supreme Court and the US 9th Circuit Court of Appeals on constitutional issues related to preemption and the application of US law to various companies. Mr. Welch obtained his Juris Doctorate degree from Loyola Law School with an emphasis in international trade and has received various accolades for his work in intellectual property and regulatory law, including Top 40 under 40 by the Daily Journal; National Law Journal Intellectual Property Trail Blazer, and Super Lawyers from 2013 until 2023. In his business ventures, Mr. Welch is a registered aquaculturist and farmer focusing on sustainable and regenerative agricultural practices. He is suited to serve as a director due to his long-standing experience in international intellectual property, agriculture and business.

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William John Meekison, Director, Audit Committee, and M&A Committee Chair

Mr. Meekison is a career Chief Financial Officer and former investment banker. He has spent the last fifteen years serving in a variety of executive management and CFO roles with both private and public companies, currently as the CFO of Exro Technologies Inc. (since October 2017), a technology company in the emobility sector. He is currently on the board of Telo Genomics Corp. (since July 2018) and Adven Inc. (since April 2021). Prior to his position at Exro Technologies Inc. and other CFO roles, Mr. Meekison spent fifteen years in corporate finance with a focus on raising equity capital for North American technology companies, including nine years at Haywood Securities Inc. Mr. Meekison received his Bachelor of Arts from the University of British Columbia and is a Chartered Professional Accountant, Professional Logistician and Certified Investment Manager. Mr. Meekison also holds the NACD.DC certification as a member of the National Association of Corporate Directors. He is suited to serve as a director due to his long time experience as a CFO.

Richard Levychin, Director, Audit Committee Chair, M&A Committee Member

Richard Levychin, CPA, CGMA, is a Partner in Galleros Robinson’s Commercial Audit and Assurance practice where he focuses on both privately and publicly held companies. Prior to taking this position in October 2018, Richard was the managing partner of KBL, LLP, a PCAOB certified independent registered accounting firm, since 1994. Mr. Levychin has over 25 years of accounting, auditing, business advisory services and tax experience working with both privately owned and public entities in various industries including media, entertainment, real estate, manufacturing, not-for-profit, technology, retail, technology, and professional services. His experience also includes expertise with SEC filings, initial public offerings, and compliance with regulatory bodies. As a business adviser, he advises companies, helping them to identify and define their business and financial objectives, and then provides them with the on-going personal attention necessary to help them achieve their established goals. Mr. Levychin is well suited to serve on our Board due to his decades of experience as the managing partner of a PCAOB certified independent registered accounting firm, which included decades of expertise with SEC filings and initial public offerings.

Amy Griffith, Director, Governance Committee Chair and Audit Committee Member

Ms. Griffith served as Head, Government Relations & External Affairs for McCain Foods - North America. She is responsible for the North America (“NA”) Public Affairs strategy and provides strategic leadership and direction on behalf of McCain with policymakers in the United States and Canada. She leads external communications and stakeholder management. Previously, she was the Group Director for the North America Operating unit of the Coca-Cola Company, in this capacity she oversaw public affairs, government relations, sustainability and communications in Canada and the Northeastern United States. Previously, she served as Wells Fargo’s State & Local Government Relations Senior Vice President. She was recruited to Wells Fargo’s Government Relations and Public Policy team in 2019. In this role, Griffith led Wells Fargo’s legislative and political agenda in her region and managed relationships with state and local policymakers and community stakeholders. Ms. Griffith is a director of Ocean Biomedical, Inc. From 2008-2019, Ms. Griffith led government relations for sixteen states in the Eastern United States for TIAA for over a decade. Prior to that, she worked in the aerospace, high tech, education, private and public sectors, and has managed multiple high-profile political campaigns at the local, state and national level. Griffith is active in her community and has co-chaired The Baldwin School Golf Outing to raise funds for girls’ athletics programs. She is a graduate of Gwynedd-Mercy College and holds a Bachelor of Arts in History. Ms. Griffith is well qualified to serve as a director due to her significant experience in government relations, policy and regulatory agencies as well as decades of experience working with companies in both the private and public sectors.

Elaine Goldwater, Director, Compensation Committee Member, and Governance Committee Member

Elaine Goldwater is an executive in the Bio-Pharmaceutical Industry. She is the Senior Director of Marketing, Endocrinology at Recordati Rare Diseases. Prior to Recordati Rare Diseases she was at Merck. Elaine offers 20 plus years of experience creating and launching complex global marketing strategies in the competitive pharmaceutical industry, she offers a talent for guiding informed decision-making, leading strategic planning and strategic operations, and delivering double-digit growth and transform across high-value product portfolios. Her expertise includes deep knowledge of the product lifecycle from pre-clinical/early-stage development through launch, loss of exclusivity (LOE), line-extension, and late lifecycle products. In addition, Elaine’s mastery of country and global operations is leveraged with a background in building market archetypes, shared best practices, and profitable strategy and execution models. She drives end to end commercial strategy creation and execution through a collaborative cross functional process that delivers above brand performance driving to growing net revenue and ensuring patient access.

Jolie Kahn, Chief Executive Officer

Jolie Kahn has an extensive background in corporate finance and management and corporate and securities law. She has been the proprietor of Jolie Kahn, Esq. since 2002 and still practices law on a limited basis, including serving as U.S. securities counsel for the Company. Ms. Kahn has also acted in various corporate finance roles, including extensive involvement of preparation of period filings and financial statements and playing an integral part in public company audits. She also works with companies and hedge funds in complex transactions involving the structuring and negotiation of multi-million-dollar debt and equity financings, mergers, and acquisitions. Ms. Kahn has practiced law in the areas of corporate finance, mergers & acquisitions, reverse mergers, and general corporate, banking, and real estate matters. She has represented both public and private companies, hedge funds, and other institutional investors in their role as investors in public companies. She served as Interim CFO of GlucoTrack, Inc. from 2019 – 2023 and has served, on a part time basis, as CFO of Ocean Biomedical, Inc. since February 2024. Ms. Kahn holds a BA from Cornell University and a J.D. magna cum laude from the Benjamin N. Cardozo School of Law.

Richard Wong, Chief Financial Officer

Mr. Wong, who works full time for the Company, has over 25 years of experience in both start-up and public companies in the consumer goods, agricultural goods, manufacturing, and forest industries. Prior to joining the Company in 2018, he was a partner in First Choice Capital Advisors from 2008-2016 and a partner in Lighthouse Advisors Ltd. from 2016-2018. Mr. Wong has also served as the CFO of Emerald Harvest Co., Dan-D Foods, Ltd., and was the Director of Finance and CFO of SUGOI Performance Apparel and had served positions at Canfor, Canadian Pacific & other Fortune 1000 companies. Mr. Wong is a Chartered Professional Accountant, and a member since 1999. Mr. Wong has a Diploma in Technology and Financial Management from the British Columbia Institute of Technology.

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Mauro Pennella, Chief Marketing Officer and President, AgriFORCE ™ Brands

Mr. Pennella, who works full time for the Company, is a consumer products veteran with more than 30 years of experience in the consumer-packaged goods industry. From May 2018 until January 2021, he was Chief Growth & Sustainability Officer at McCain Foods, a Canadian multinational frozen food company. In that role, he was responsible for global marketing, sales, research and development (R&D) and sustainability. From October 2014 to April 2018, Mr. Pennella served as the President, International of Combe Incorporated, a personal care products company where he oversaw the international division, R&D and the internal advertising agency. He was also a member of the Executive Committee at Combe Incorporated, where he was responsible for the P&L - overseeing eight subsidiaries with more than 100 employees around the world. Prior to that, Mr. Pennella led the Retail and International businesses at Conagra’s Lamb Weston division and developed his career at Diageo and Procter & Gamble. Mr. Pennella received a Master of Business from Audencia, a premier European business school, as well as an M.A.B.A. in Marketing and Finance from The Ohio State University Fisher College of Business.

Troy McClellan, Former President AgriFORCE™ Solutions

Mr. McClellan, who worked full time for the Company, had focused on innovative design and construction technologies throughout his career. Mr. McClellan is a registered professional architect and received his Master’s Degree in Architecture from Montana State University.

On January 25, 2024, Troy McClellan, President of AgriFORCE Solutions, submitted a letter of resignation to the Company. On January 25, 2024, the Company accepted his resignation and deemed it effective immediately pursuant to Section 7.3 of his employment agreement with the Company which permits waiver by the Company of Mr. McClellan’s notice period (through March 31, 2024) and corresponding acceleration of the resignation date.

Corporate Governance

The business and affairs of our Company are managed under the direction of the Board of Directors.

Director Independence

We use the definition of “independence” of The NASDAQ Stock Market to make this determination. We are not yet listed on NASDAQ, and although we use its definition of “independence,” its rules are inapplicable to us until such time as we become listed on NASDAQ. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of our Company or any other individual having a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three years was, an employee of our Company;

●	the director or a family member of the director accepted any compensation from our Company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

●	a family member of the director is, or at any time during the past three years was, an executive officer of our Company;

●	the director or a family member of the director is a partner in, controlling shareholder of, or an executive officer of an entity to which our Company made, or from which our Company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of our Company served on the compensation committee of such other entity; or

●	the director or a family member of the director is a current partner of our Company’s outside auditor, or at any time during the past three years was a partner or employee of our Company’s outside auditor, and who worked on our Company’s audit.

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Under the following three NASDAQ director independence rules a director is not considered independent: (a) NASDAQ Rule 5605(a)(2)(A), a director is not considered to be independent if he or she also is an executive officer or employee of the corporation, (b) NASDAQ Rule 5605(a)(2)(B), a director is not consider independent if he or she accepted any compensation from our Company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, and (c) NASDAQ Rule 5605(a)(2)(D), a director is not considered to be independent if he or she is a partner in, or a controlling shareholder or an executive officer of, any organization to which our Company made, or from which our Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000. Under such definitions, we have four independent directors.

Family Relationships

There are no family relationships among any of the directors and executive officers.

Board Committees

Our Board has established the following three standing committees: audit committee; compensation committee; and nominating and governance committee, or nominating committee. Our board of directors has adopted written charters for each of these committees. Copies of the charters will be available on our website. Our board of directors may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee

Our Audit Committee is comprised of at least three individuals, each of whom are independent director and at least one of whom will be an “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K. Our audit committee is currently comprised of Richard Levychin (Chair), John Meekison and Amy Griffith, who are independent, and Mr. Levychin is our financial expert.

Our Audit Committee will oversee our corporate accounting, financial reporting practices and the audits of financial statements. For this purpose, the Audit Committee will have a charter (which will be reviewed annually) and perform several functions. The Audit Committee will:

●	evaluate the independence and performance of, and assess the qualifications of, our independent auditor and engage such independent auditor;

●	approve the plan and fees for the annual audit, quarterly reviews, tax and other audit-related services and approve in advance any non-audit service to be provided by our independent auditor;

●	monitor the independence of our independent auditor and the rotation of partners of the independent auditor on our engagement team as required by law;

●	review the financial statements to be included in our future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and review with management and our independent auditor the results of the annual audit and reviews of our quarterly financial statements; and

●	oversee all aspects our systems of internal accounting control and corporate governance functions on behalf of the Board of Directors.

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Compensation Committee

Our Compensation Committee comprises of at least three individuals, each of whom will be an independent director, Our Compensation committee is currently comprised of David Welch (Chair), Elaine Goldwater, and John Meekison, who are independent.

The Compensation Committee will review or recommend the compensation arrangements for our management and employees and also assist our Board of Directors in reviewing and approving matters such as company benefit and insurance plans, including monitoring the performance thereof. The Compensation Committee will have a charter (which will be reviewed annually) and perform several functions.

The Compensation Committee will have the authority to directly engage, at our expense, any compensation consultants or other advisers as it deems necessary to carry out its responsibilities in determining the amount and form of employee, executive and director compensation.

Nominating and Corporate Governance Committee (the “N&CG Committee”)

Our N&CG Committee is comprised of at least three individuals, each of whom will be an independent director. Currently Amy Griffith (Chair), Richard Levychin and Elaine Goldwater are members of the committee.

The NC&G Committee is charged with the responsibility of reviewing our corporate governance policies and with proposing potential director nominees to the Board of Directors for consideration. This committee also has the authority to oversee the hiring of potential executive positions in our Company. The NC&G Committee also has a charter, which is to be reviewed annually.

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DESCRIPTION OF OUR SECURITIES

General

We have authorized unlimited common shares and preferred shares.

Common Shares

As of February 4, 2025, we had 1,711,068 common shares issued and outstanding.

Voting

The holders of the common shares are entitled to one vote for each share held at all meetings of shareholders (and written actions in lieu of meeting). There is no cumulative voting. The holders of common shares are entitled to dividends when and as declared by the Board of Directors from funds legally available therefor, and upon liquidation are entitled to share pro rata in any distribution to holders of common shares. There are no preemptive, conversion or redemption privileges, nor sinking fund provisions with respect to the common shares.

Warrants

As of the date of this prospectus, the Company has issued and outstanding warrants to purchase 2,047,810 shares of the Company’s common stock on the terms set forth below.

Securities Class	Number of issuable shares upon exercise of warrants	Expiry	Conversion feature

$37,500.00 Common Share Warrants Tranche 1	313	May 2, 2025	Each warrants entitles holder to purchase One common share within 5 years, and is accelerated to 30 days expiry when stock trades for a minimum of $57,000.00 for 10 consecutive days
$37,500.00 Common Share Warrants Tranche 2	196	May 10, 2025	Each warrants entitles holder to purchase One common share within 5 years, and is accelerated to 30 days expiry when stock trades for a minimum of $57,000.00 for 10 consecutive days
$2.62 Common Share Warrants from convertible debentures	822	December 31, 2025	Each warrant entitles holder to purchase One common share within 42 months of the issuance date of the warrant (June 30, 2022). There is a down round provision that adjusts the strike price based on certain future events.
$2.62 Common Share Warrants from Convertible Debentures	533	July 17, 2026	Each warrant entitles holder to purchase One common share within 42 months of the issuance date of the warrant (January 17, 2023). There is a down round provision that adjusts the strike price based on certain future events.
$2,500.00 Private Placement Warrants	200	June 20, 2025	Each warrant entitles holder to purchase One common share within 42 months of the issuance date of the warrant (June 20, 2023). There is a down round provision that adjusts the strike price based on certain future events.
$2.62 Common Share Warrants from Convertible Debentures	6,203	April 18, 2027	Each warrant entitles holder to purchase One common share within 42 months of the issuance date of the warrant (October 18, 2023). There is a down round provision that adjusts the strike price based on certain future events.
$2.62 Common Share Warrants from Convertible Debentures	19,862	May 30, 2027	Each warrant entitles holder to purchase One common share within 42 months of the issuance date of the warrant (November 30, 2023). There is a down round provision that adjusts the strike price based on certain future events.
$2.62 Common Share Warrants from Convertible Debentures	33,412	August 21, 2027	Each warrant entitles holder to purchase One common share within 42 months of the issuance date of the warrant (February 21, 2024). There is a down round provision that adjusts the strike price based on certain future events.
$2.62 Common Share Warrants from Convertible Debentures	21,933	October 11, 2027	Each warrant entitles holder to purchase One common share within 42 months of the issuance date of the warrant (April 11, 2024). There is a down round provision that adjusts the strike price based on certain future events.
$2.621 Common Share Warrants from Convertible Debentures	54,145	November 22, 2027	Each warrant entitles holder to purchase One common share within 42 months of the issuance date of the warrant (May 22, 2024). There is a down round provision that adjusts the strike price based on certain future events.
$2.882 Common Share Warrants from Convertible Debentures	1,910,191	July 16, 2028	Each warrant entitles holder to purchase One common share within 42 months of the issuance date of the warrant (January 16, 2025). There is a down round provision that adjusts the strike price based on certain future events.
TOTAL	2,047,810

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JANUARY 2025 DEBENTURES AND SELLING STOCK HOLDERS TABLE

On January 16, 2025, AgriFORCE Growing Systems, Ltd. (the “Company”) entered into a Securities Purchase Agreement (“SPA”) with institutional investors (“Investors”) with an initial purchase of $7.7 million principal amount of debentures (“Debentures”) and accompanying warrants (“Warrants”) and up to an additional $42.3 million principal amount of Debentures and accompanying Warrants. Under the SPA, the Company has received an initial amount of $7.0 million (gross of fees which will be deducted from that amount) on January 16, 2025 and has the right to receive up to an additional aggregate of $42.3 million principal amount, in one or multiple tranches, subject to certain conditions, at then-current market prices. The SPA contains industry standard representations and warranties and negative covenants, including, but not limited to, limitations upon the amounts of indebtedness and other securities which may be incurred and issued by the Company under certain circumstances as set forth in the SPA.

The initial conversion price of the Debentures is $2.62 per share. The Debentures are due in 12 months from January 16, 2025, which may be extended for an additional six month period by the Company by paying, at the end of the 12th month of the term of the Debentures, six months of interest at the rate of 8% per annum. The Debentures are subject to a 10% original issue discount and bear interest at 5% for the first 12 months, and 8% until maturity. The Debentures amortize over a 25 month period commencing on April 1, 2025, and the monthly amortization of the Debentures are payable in cash or stock thereafter at the option of the Company. The Company can only elect to pay the monthly amortization in stock if certain equity conditions, as set forth in the Debentures, are met, which include, but are not limited to, for each Trading Day in a period of 20 consecutive Trading Days prior to the applicable date in question, the daily trading volume for the Common Stock on the principal Trading Market exceeds $750,000 per Trading Day, the Company is not in default of any of its obligations under the Debentures, there is an effective registration statement for the resale of shares issuable under the Debentures, and the Company is in compliance with all Nasdaq listing requirements. The Debentures contain commercially standard events of default and covenants and the like. As a result, the conversion/exercise price on the Company’s remaining June 2022 Debentures ratcheted down to the new initial price of $2.62 and as a result thereof, the prior $10.00 (post split) floor is no longer applicable.

In addition, the Investors have received 3.5-year Warrants with 65% warrant coverage at an initial exercise price of $2.882 per share, subject to customary adjustments, including a price ratchet (to the price of the new issuance) if it issues its common shares at a price less than the then in effect exercise price and are subject to standard pro rata dilution for reverse stock splits and the like. The Debentures have the same dilution protection as the Warrants.

Both the Debentures and Warrants contain exercise limitations upon an Investor beneficially owning more than either 4.99% or 9.99% of the Company’s common shares and also contain caps upon the total amount of common shares issuable upon conversion of the Debentures and exercise of the Warrants of 19.9% of the issued and outstanding shares of the Company at the time of the closing of the transactions, until shareholder approval of both the financing transaction, including all subsequent tranches of the financing, consistent with Nasdaq rules.

The Company has entered into a Registration Rights Agreement with the Investors to register the shares issuable upon conversion of the Debentures and exercise of the Warrants with a registration statement to be filed on Form S-1 no later than 30 days from January 16, 2025 (or any subsequent closing) and effective no later than 60 days from January 16, 2025 (or the date of any subsequent closing; or 90 days, if there is full SEC review). Penalties for missing those deadlines are equal to 2% of the subscription amount per month up to 10% of the subscription amount.

The Company’s obligations under the Debentures are secured by a first lien on the Company’s assets.

The Company’s subsidiaries have also entered into subsidiary guarantees pursuant to which each guarantees the performance of the Company of its obligations under the SPA and related instruments. Each of the officers and directors has also entered into a lockup agreement to not sell any common shares of the Company owned by each such person for one year from January 16, 2025 (subject to the ability to sell shares received by each as the result of an employment agreement at any time).

All of the Debentures and Warrants sold under the SPA are sold in private placement transactions exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

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SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are those issuable upon conversion of the Debentures and exercise of the Warrant, see above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the common stock, Debentures and Warrants issued pursuant to the Securities Purchase Agreement, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of common stock held by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by the selling stockholders, based on their respective ownership of shares of Debentures and Warrants, as of July 27, 2022, assuming exercise of the warrants held by each such selling stockholder on that date but taking account of any limitations on exercise set forth therein.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders and does not take in account any limitations on exercise of the Debentures and Warrants set forth therein.

In accordance with the terms of a registration rights agreement with the holders of the Debentures and Warrants, this prospectus generally covers the resale of the sum of (i) the number of shares of common stock into which the Debentures are convertible, and (ii) the maximum number of shares of common stock issuable pursuant to the Warrants, in each case, determined as if the outstanding Debentures and Warrants were converted/exercised in full (without regard to any limitations on exercise contained therein) (collectively, the “Registrable Securities”) as of the trading day immediately preceding the date this registration statement was initially filed with the SEC. Because the conversion price of the Debentures and exercise price of the Warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the Debentures and Warrants, as applicable, a selling stockholder may not convert the Debentures and/or exercise the Warrants to the extent (but only to the extent) such selling stockholder or any of its affiliates would beneficially own a number of shares of our common stock which would exceed the applicable ownership percentage limitation (either 4.99% or 9.99%, which we refer to herein as the “blocker”) of the outstanding shares of the Company. The number of shares in the second column reflects these limitations. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus(2)	Number of Shares of Common Stock of Owned After Offering
Pioneer Capital Anstalt(1)	-	1,385,496	-
Alto Opportunity Master Fund SPC (2)	-	4,156,488	-
Anson Investments, Master Fund (3)	-	3,242,062	-
Anson East Master Fund (4)	-	914,428	-

(1).	Consists of 839,694 shares issuable upon conversion of the Debentures and 545,802 shares issuable upon exercise of the Warrants. Each of the Debentures and Warrants has a beneficial ownership blocker that precludes Pioneer from converting or exercising such instrument if such conversion or exercise would cause Pioneer’s beneficial ownership of the Company’s common stock to exceed 9.99%. Pioneer Capital Anstalt has an address at Drescheweg 2, 9490 Vaduz, Liechtenstein. Voting and dispositive control of securities owned by Pioneer is shared by its two directors, Nicola Feuerstein and Lucas Mair.

(2)	Consists of 2,519,084 shares issuable upon conversion of the Debentures and 1,637,404 shares issuable upon exercise of the Warrants. The address of the Selling Shareholder is c/o Ayrton Capital LLC, 55 Post Rd West, 2nd Floor, Westport, CT 06880. Ayrton Capital LLC, the investment manager to Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B, has discretionary authority to vote and dispose of the shares held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B and may be deemed to be the beneficial owner of these shares. Waqas Khatri, in his capacity as Managing Member of Ayrton Capital LLC, may also be deemed to have investment discretion and voting power over the shares held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B. Ayrton Capital LLC and Mr. Khatri each disclaim any beneficial ownership of these shares.

(3)	Consists of 1,964,886 shares issuable upon conversion of the Debentures and 1,277,176 shares issuable upon exercise of the Warrants. The shares are directly held by Anson Investments Master Fund LP (“Anson Investments”). Anson Advisors Inc. and Anson Funds Management LP, the co-investment advisers of Anson Investments, hold voting and dispositive power over the Ordinary Shares held by Anson Investments. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership over these securities. The principal business address of Anson Investments is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(4)	Consists of 554,198 shares issuable upon conversion of the Debentures and 360,230 shares issuable upon exercise of the Warrants. The shares are directly held by Anson East Master Fund LP (“Anson East”). Anson Advisors Inc. and Anson Funds Management LP, the co-investment advisers of Anson East, hold voting and dispositive power over the Ordinary Shares held by Anson East. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership over these securities. The principal business address of Anson East is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

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PLAN OF DISTRIBUTION

We are registering the shares of common stock previously issued and the shares of common stock issuable upon conversion of the Debentures and exercise of the warrants to permit the resale of these shares of common stock by the holders of the common stock, Debentures, and warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock, although we will receive the exercise price of any Warrants not exercised by the selling stockholders on a cashless exercise basis. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the Registration Statement is declared effective by the SEC;

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

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The selling stockholders may pledge or grant a security interest in some or all of the warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

Listing

Our common shares and Series A warrants are traded on the Nasdaq Capital Market under the symbols “AGRI”.

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LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Jolie Kahn, Esq. of New York, NY.

EXPERTS

The consolidated balance sheets of AgriFORCETM Growing Systems Ltd. as of December 31, 2023 and December 31, 2022, and the related consolidated statements of comprehensive loss, changes in shareholders’ equity, and cash flows for the years then ended have been audited by Marcum LLP, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our SEC filings are also available on our website, https://www.agriforcegs.com under the heading “Investors.” The information on this website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

INCORPORATION BY REFERENCE

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents are incorporated by reference and made a part of this prospectus:

●	Annual Report on Form 10-K for the year ended December 31, 2023 filed on April 1, 2024 and Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024 filed on May 15, 2024, for the quarter ended on June 30, 2024 filed August 13, 2024 and for the quarter ended on September 30, 2024 filed on November 19, 2024.;

●	Current Reports on Form 8-K filed on January 12, 2024, January 30, 2024, February 13, 2024, February 20, 2024, February 23, 2024, February 29, 2024, April 12, 2024, June 10, 2024 , June 28, 2024, July 8, 2024, August 5, 2024 , August 23, 2024, September 16, 2024 , September 27, 2024, October 3, 2024 , October 16, 2024 October 29, 2024, November 13, 2024 November 29, 2024, December 4, 2024, January 16, 2025 , January 24, 2025 and January 30, 2025.

●	Our Definitive Proxy Statement on Schedule 14A and accompanying additional proxy materials filed with the SEC on October 18, 2024;

●	Our registration statement on Form 8-A filed on July 2, 2021.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (604) 757-0952 or by writing to us at the following address:

800-525 West 8th Avenue Vancouver, BC	V5Z 1C6
(Address of principal executive offices)	(Zip Code)

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AGRIFORCE GROWING SYSTEMS, LTD.

Common Stock

PROSPECTUS

_____________, 2025

DEALER PROSPECTUS DELIVERY OBLIGATION

Until (insert date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. All of the amounts to be shown (by amendment to this Prospectus) are estimates, except for the SEC Registration Fee.

SEC Registration Fee	$
Printing Fees and Expenses	$	*
Accounting Fees and Expenses	$	*
Legal Fees and Expenses	$	*
Transfer Agent and Registrar Fees	$	*
Miscellaneous Fees and Expenses	$	*
Total	$

Paid with the filing of the original S-1.

*	Unable to be determined at the present time in full.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our bylaws, as amended, provide to the fullest extent permitted by Nevada law, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our bylaws, as amended, is to eliminate our right and our shareholders’ right (through shareholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our bylaws, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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RECENT SALES OF UNREGISTERED SECURITIES

The Company had the following sales of unregistered securities during the three months ended December 31, 2024:

On October 15, 2024, we sold 160,000 shares to two institutional investors at a price per share of $5.00 per share for total proceeds of $800,000. The Shares were registered pursuant to a prospectus supplement on Form 424(b)(4) (to the Registrant’s Prospectus, Registration No. 333-266722, dated August 18, 2022) filed with the SEC on the same day. Each institutional investor (“Purchaser”) is entering into a securities purchase agreement for $400,000 or 8,000,000 common shares at $0.05 per share. Pursuant to those agreements, the Right of Participation held by Purchaser under Section 4.12 of that certain Securities Purchase Agreement dated June 30, 2022 between the Company and the Purchaser is hereby extended to and including December 31, 2025. If the Company shall sell any shares of its Common Stock pursuant to any at-the-market offering or equity line of credit (however denominated), the Company shall use 25% of the net proceeds from any such sales to repay the principal on any outstanding Debentures (as such term is defined in the June 30, 2022 Securities Purchase Agreement) in accordance with the terms of such Debentures.

From November 7, 2024 through November 13, 2024, the Company issued shares for cash under its at-the-market offering (“ATM”). In total 376,863 shares were issued for gross proceeds of $2,116,741.

Purchases of Equity Securities by the Issuer or Affiliated Purchasers

There were no repurchases of shares of common stock made during the year ended December 31, 2024.

Indemnification of Directors and Officers.

Our bylaws, as amended, provide to the fullest extent permitted by British Columbia law, that our directors or officers shall not be personally liable to us or our shareholders for damages arising from the performance of such director’s or officer’s duties. The effect of this provision of our bylaws, as amended, is to eliminate our right and our shareholders’ rights (through shareholders’ derivative suits on behalf of our Company) to recover damages against a director or officer arising from the performance of such director’s or officer’s duties, except under certain situations defined by statute. We believe that the indemnification provisions in our bylaws, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Item 16. Exhibits.

Exhibits

The exhibits listed below are filed or incorporated by reference as part of this Registration Statement on Form S-1.

Exhibit Number	Description of Document
3.1	Articles of Incorporation and Bylaws of Issuer*
4.1	Form of Series A Warrant and Representatives Warrant****
4.2	Amended and Restated Stock Option Plan – Form of Stock Option Certificate attached as Schedule A*
4.3	Form of Broker Compensation Warrant Certificate for $1.00 warrants issued to brokers in connection in May 2019 in connection with $1.00 preferred unit financing*
5.1	Opinion of Jolie Kahn, Esq.***********
10.1	Vacant Land Purchase Agreement, dated July 13, 2020, between Company and Coachella Properties, Inc.*
10.2	Capital Funding Group-Commercial Loan Terms_Sheet_-_Re Coachella_3837v2*
10.3	Commercial Loan Agreement with Alterna Bank-2020-04-30*
10.4	Vacant Land Offer Extension_of_Time_Addendum_Coachella-IM Signed*
10.5	Employment Agreement - Ingo Mueller**
10.6	Employment Agreement - Richard Wong**
10.7	Employment Agreement - Troy McClellan**
10.8	Employment Agreement – Mauro Pennella **
10.9	Second Vacant Land Offer Extension_of_Time_Addendum_Coachella-IM Signed***
10.10	Warrant Agent Agreement***
10.11	Capital Funding Term Sheet dated February 5, 2021 ****
10.12	Extension of Land Purchase Agreement ****
10.13	Pharmhaus Termination Agreements ******
10.14	Bridge Loan Agreement dated March 24, 2021******
10.15	Bridge Note, dated March 24, 2021******
10.16	Bridge Warrant, dated March 24, 2021******
10.17	Asset Purchase Agreement – Manna Nutritional Group**
10.18	Definitive Agreement with Humboldt Bliss, Ltd**
10.19	Share Purchase Agreement with Delphy Groep B.V. **
10.20	Binding LOI to Acquire Deroose Plants NV **
10.21	License Agreement with Radical Clean Solutions Ltd. **
10.22	Form of Securities Purchase Agreement********
10.23	Form of Debenture********
10.24	Form of Warrant********
10.25	Form of Registration Rights Agreement********
10.26	Form of Subsidiary Guaranty********
10.27	Form of Lock Up Letter********
10.28	Amendment to Delphy Agreement**********
14.1	Code of Ethics**
21.1	List of Subsidiaries**
23.1	Consent of Marcum, LLP***********
23.2	Consent of Jolie Kahn, Esq.(included in Exhibit 5.1)***********
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
107	Filing Fees***********

* Filed with our Registration Statement on Form S-1 filed with the Commission on December 16, 2020.

** Filed with our Annual Report on 10-K filed with the Commission on March 30, 2022.

*** Filed with Amendment No. 1 to our Registration Statement on Form S-1 filed with the Commission on January 20, 2021.

**** Filed with Amendment No. 2 to our Registration Statement on Form S-1 filed with the Commission on March 3, 2021.

***** Filed with Amendment No. 3 to our Registration Statement on Form S-1 filed with the Commission on March 22, 2021.

****** Filed with Amendment No. 4 to our Registration Statement on Form S-1 filed with the Commission on June 3, 2021.

******* Filed with Amendment No. 5 to our Registration Statement on Form S-1 filed with the Commission on June 14, 2021.

********Filed with our Current Report on Form 8-K filed with the Commission on July 6, 2022.

*********Filed with the Registration Statement on Form S-1 filed on August 1, 2022.

********** Filed with our Current Report on Form 8-K filed on September 26, 2022.

***********Filed herewith.

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Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-1 and has duly caused this registration statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, BC, Canada, on February 6, 2025.

AGRIFORCE GROWING SYSTEMS, LTD.

By:	/s/ Jolie Kahn
Name:	Jolie Kahn
Title:	Principal Executive Officer

By:	/s/ Richard Wong
Name:	Richard Wong
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jolie Kahn	Executive Consultant	February 6, 2025
Jolie Kahn	(Principal Executive Officer)

/s/ Richard Wong	Chief Financial Officer	February 6, 2025
Richard Wong	(Principal Financial and Accounting Officer)

/s/ John Meekison	Director	February 6, 2025
John Meekison

/s/ David Welch	Director	February 6, 2025
David Welch

/s/ Richard Levychin	Director	February 6, 2025
Richard Levychin

/s/ Amy Griffith	Director	February 6, 2025
Amy Griffith

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